Within USA, US territories & Canada Outside USA, US territories & Canada Computershare Trust Company, N.A. PO Box 43006 Providence, RI 02940-3006 800-736-3001 781-575-3100 www.computershare.com/investor C B A TN Please return completed form to: Computershare PO Box 43006 Providence, RI 02940-3006 Dividend Reinvestment Plan - Enrollment Form . Name Address City, State, Zip Holder Account Number __ __ __ __ __ __ __ __ __ __ __ E -WEB Exhibit 99.1

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